     As filed with the Securities and Exchange Commission on July 11, 2000
                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          divine interVentures, inc.
              (Exact Name of Company as Specified in its Charter)


             Delaware                                     36-4301991
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

            4225 Naperville Road, Suite 400, Lisle, Illinois 60532
             (Address of Principal Executive Offices) (Zip Code)

             divine interVentures, inc. 1999 Stock Incentive Plan
         divine interVentures, inc. 2000 Employee Stock Purchase Plan
                           (Full Title of the Plans)

                             Andrew J. Filipowski
                     Chairman and Chief Executive Officer
            4225 Naperville Road, Suite 400, Lisle, Illinois 60532
                    (Name and Address of Agent for Service)
                                (630) 799-7500
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                            D. Mark McMillan, Esq.
                          divine interVentures, inc.
                        4225 Naperville Road, Suite 400
                             Lisle, Illinois 60532
                                (630) 799-7500
                             _____________________

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                       Proposed Maximum     Proposed Maximum
                                                   Amount To Be         Offering Price     Aggregate Offering       Amount Of
     Title Of Securities To Be  Registered         Registered (1)         Per Share               Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.001 par                  4,680,324 shares (1)      (3)(4)            $ 45,295,787 (3)         $ 11,959
 value (1999 Stock Incentive Plan).......                                   -----               ----------               ------
----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.001 par
 value  (2000 Stock Purchase Plan)........        4,166,666 shares (2)    $ 10.00 (3)(5)      $ 41,666,660 (3)         $ 11,000
                                                                            -----               ----------               ------
----------------------------------------------------------------------------------------------------------------------------------

          Total                                   8,846,990 shares             --                       --             $ 22,959
                                                                                                                         ------
==================================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of divine interVentures, inc. Class A Common Stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the respective plans in accordance with Rule 416 under the Securities Act of 1933.

(2) These amounts reflects a one-for-six reverse stock split of divine interVentures, inc.'s Class A Common Stock to be effected before the completion of its initial public offering.

(3) These amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

(4) Equals (i) the weighted average exercise price of $8.46 per share for currently outstanding options to purchase 978,866 shares of Class A Common Stock granted under this plan and (ii) the high point of the price range for divine interVentures, inc.'s initial public offering, which is $10 with respect to 3,701,458 shares of Class A Common Stock which may be granted under this plan.

(5) This offering price per share is based on the high point of the price range for divine interVentures, inc.'s initial public offering.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectuses for the divine interVentures, inc. 1999 Stock Incentive Plan and the divine interVentures, inc. 2000 Employee Stock Purchase Plan (collectively, the "Plans") and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by divine interVentures, inc. (the "Company") with the Securities Exchange Commission ("SEC") are incorporated by reference in this registration statement:

     (a) The Company's Registration Statement on Form S-1 (Reg. No. 333-92851) filed with the SEC on December 15, 1999, as subsequently amended and declared effective by the SEC on July 11, 2000.

     (b) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on March 21, 2000 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all subsequent amendments and reports filed for the purpose of updating the description.

     In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment indicating that all securities offered pursuant to this registration statement have been sold or deregistering all the securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.

     The Company will to provide without charge to each person who has received a copy of any prospectus to which this registration statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Company's principal executive offices at 4225 Naperville Road, Suite 400, Lisle, Illinois, 60532, Attention: General Counsel. Telephone requests for copies should be directed to the Company's General Counsel at (630) 799-7500.

Item 4. Description of Securities.
       Not applicable.

Item 5. Interests of Named Experts and Counsel.
        Katten Muchin Zavis, Chicago, Illinois will pass upon the validity of the Class A Common Stock offered in this registration statement. Arthur W. Hahn, a partner in Katten Muchin Zavis is one of the Company's directors. Mr. Hahn and several other partners of Katten Muchin Zavis purchased a total of 2,350,000 shares of the Company's Series C Preferred Stock, which will convert into 391,666 shares of the Company's Class A Common Stock upon completion of the Company's initial public offering (the "IPO"). In addition, as consideration for legal services, the Company issued to Katten Muchin Zavis 400,000 shares of the Company's Series C Preferred Stock, which will convert into 66,666 shares of its Class A Common Stock in connection with the IPO. Further, Mr. Hahn transferred to Katten Muchin Zavis 20,833 of the shares (giving effect to the one-for-six reverse stock split to be effected upon the IPO (the "Split")) of the Company's Class A Common Stock initially issued to him for $0.006 per share in his capacity as a director and a 50% beneficial interest in the option to purchase 8,333 shares (giving effect to the Split) of the Company's Class A Common Stock with an exercise price of $4.50 per share that was granted to him, which option was subsequently exercised by Mr. Hahn on his own behalf and on behalf of Katten Muchin Zavis. As a result, Katten Muchin Zavis will beneficially own an aggregate of 91,665 shares (giving effect to the Split) of the Company's Class A Common Stock upon completion of the IPO. Mr. Hahn has also agreed to transfer to Katten Muchin Zavis 50% of the net proceeds associated with options granted to him in the future.

Item 6.  Indemnification of Directors and Officers.
         Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. The Company's Amended and Restated Certificate of Incorporation provides for the indemnification of its directors, to the fullest extent authorized by the Delaware General Corporation Law, and of selected officers, employees, or agents, to the extent determined by the Company's Board of Directors, except that the Company will generally not be obligated to indemnify a person in connection with an action initiated by that person without the Company's prior written consent. The indemnification under the Company's Amended and Restated Certificate of Incorporation obligates the Company to pay the expenses of a director, or an officer who is entitled to indemnification, in advance of the final disposition of any proceeding for which indemnification may be had, provided that the payment of these expenses incurred by a director or officer may be made only upon delivery to the Company of an undertaking by or on behalf of the director or officer to repay all amounts paid in advance if ultimately the director or officer is not entitled to indemnification. The Company has entered into indemnification agreements with each of its directors and executive officers providing for the indemnification discussed above.

         The Company's Amended and Restated Certificate of Incorporation and Bylaws eliminate, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director
(a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

         The directors and officers of the Company are insured within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.


Item 7.  Exemption from Registration Claimed.
        Not applicable.

Item 8.  Exhibits.

         4.1 The Company's Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 Registration Statement No. 333-92851 (the "IPO Registration Statement")).

         4.2 The Company's Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the IPO Registration Statement).

         4.3 Specimen stock certificate representing Class A Common Stock (incorporated by reference to Exhibit 4.1 to the IPO Registration Statement).

         4.4 divine interVentures, inc. 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the IPO Registration Statement).

         4.5 Form of Option Agreement under the divine interVentures, inc. 1999 Stock Incentive Plan (incorporated by reference to Exhibit
               10.2 to the IPO Registration Statement).

         4.6   divine interVentures, inc. 2000 Employee Stock Purchase Plan.

         5 Opinion of Katten Muchin Zavis, counsel to the Company, as to the legality of the shares of common stock being offered under the Plans.

        23.1   Consent of KPMG LLP.

        23.2 Consent of Katten Muchin Zavis (contained in its opinion filed as Exhibit 5).

        24 Power of Attorney (included on the signature page of this registration statement).

Item 9.  Undertakings.
        1.     The Company hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of its annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on this 5th day of July, 2000.

                              divine interVentures, inc.

                              By:     /s/ MICHAEL P. CULLINANE
                                  -----------------------------------
                                            Michael P. Cullinane
                                           Executive Vice President,
                                      Chief Financial Officer and Treasurer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew J. Filipowski, Michael P. Cullinane, Larry S. Freedman, and D. Mark McMillan, and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on July 5, 2000.




        Signature              Title
        ---------              -----


                              Chairman of the Board and Chief Executive Officer
_____________________________ (principal executive officer)
      Andrew J. Filipowski

                              Executive Vice President, Chief Financial Officer, Treasurer (principal financial and accounting
_____________________________ officer), and Director
       Michael P. Cullinane

                              President and Director
______________________________
        Scott Hartkopf

                              Executive Vice President and Director
______________________________
       Paul L. Humenansky


                              Director
______________________________
        Robert Bernard

                              Director
______________________________
       Michael J. Birck

                              Director
______________________________

       Peter C.B. Bynoe

                              Director
______________________________

        James E. Cowie

                              Director
______________________________
       Andrea Cunningham

                              Director
______________________________
        Thomas Danis

                              Director
______________________________
       Michael H. Forster

                              Director
______________________________
        Arthur P. Frigo

                              Director
______________________________
         Gian Fulgoni

                              Director
______________________________
        George Garrick

                              Director
______________________________
       Craig D. Goldman

                              Director
______________________________
       Joseph D. Gutman

                              Director
______________________________
        Arthur W. Hahn


                              Director
______________________________
        David D. Hiller

_____________________________ Director
       Jeffrey D. Jacobs


_____________________________ Director
       Gregory K. Jones


_____________________________ Director
       Michael J. Jordan


_____________________________ Director
        Steven Neil Kaplan


_____________________________ Director
       Richard P. Kiphart


_____________________________ Director
        Sanjay Kumar


_____________________________ Director
       Ronald D. Lachman


_____________________________ Director
        Eric Larson


_____________________________ Director
       William Lederer


_____________________________ Director
       Michael Leitner


_____________________________ Director
        Lawrence F. Levy


_____________________________ Director
       Thomas J. Meredith

_____________________________ Director
        Teresa L. Pahl

_____________________________  Director
         John Rau


_____________________________  Director
       Bruce Rauner


_____________________________  Director
        Andre Rice


_____________________________  Director
       Mohanbir S. Sawhney


_____________________________  Director
        Alex C. Smith


_____________________________  Director
       Timothy Stojka


_____________________________  Director
       Aleksander Szlam



_____________________________  Director
        Mark Tebbe


_____________________________  Director
       David M. Tolmie


_____________________________  Director
        James C. Tyree


_____________________________  Director
       William Wrigley, Jr.


_____________________________  Director
        Robert J. Zollars

                               INDEX TO EXHIBITS




Exhibits                          Description
--------   ---------------------------------------------------------------------
     4.6   divine interVentures, inc. 2000 Employee Stock Purchase Plan.

       5 Opinion of Katten Muchin Zavis, counsel to the Company, as to the legality of the shares of common stock being offered under the Plans.

    23.1   Consent of KPMG LLP.

    23.2 Consent of Katten Muchin Zavis (contained in its opinion filed as Exhibit 5).

    24 Power of Attorney (included on the signature page of this registration statement).